EXHIBIT 10.14
                                                                   -------------

FIRST AMENDMENT TO SUPPORT AGREEMENT WITH THE DANNON COMPANY, INC.

                      FIRST AMENDMENT TO SUPPORT AGREEMENT
                      ------------------------------------

THIS FIRST AMENDMENT TO SUPPORT AGREEMENT, effective as of the 1st day of January, 2003 ("Effective Date"), by and between The Dannon Company, Inc. ("Dannon"), with its principal place of business at 120 White Plains Road, Tarrytown, NY 10591 and Lifeway Foods, Inc. ("Lifeway") with its principal place of business at 6431 W. Oakton, Morton Grove, IL 60053; WHEREAS, Dannon and Lifeway have previously entered into a Support Agreement dated December 24, 1999, for various services in connection with a purchase of shares in Lifeway by Dannon; and

NOW THEREFORE, in consideration of the mutual covenants and promises set forth between the parties, and for other good and valuable consideration, the receipt of which is hereby acknowledged, Dannon and Lifeway hereby covenant and agree with the other as follows:

1. The Term of the Support Agreement shall be extended for one (1) year. The extension period commences January 1, 2003, and ends December 31, 2003, with all provisions of the Support Agreement remaining in full force and effect unless otherwise modified in writing signed by the Parties.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Support Agreement as of the Effective Date.


THE DANNON COMPANY, INC.                      LIFEWAY FOODS, INC.

By: /s/ Thomas Kunz                           By: /s/ Julie Smolyansky
   ------------------------------                ------------------------------
Title: President                              Title: President & CEO
      ---------------------------                   ---------------------------
Date: 2/11/2003                               Date: 2/11/2003
     ----------------------------                  ----------------------------